Exhibit 99.1

Akorn Announces the Approval and Launch of Generic Prometrium®

LAKE FOREST, Ill.--(BUSINESS WIRE)--October 24, 2012--Akorn, Inc. (NASDAQ: AKRX), a niche specialty pharmaceutical company, today announced that its manufacturing and development partner, Sofgen Pharmaceuticals, LLC, has received approval of its abbreviated new drug application (ANDA) for Progesterone capsules, 100mg and 200mg. The approved ANDA is for the generic of Abbott Laboratories’ Prometrium® capsules indicated for the treatment of endometrial hyperplasia and secondary amenorrhea. Akorn has exclusive marketing rights to Sofgen’s product in the U.S. and the Company has begun distribution.

According to IMS Health, Progesterone capsules, 100mg and 200mg, had combined sales of approximately $170 million in the U.S. based on annualizing the three months ended August 31, 2012. IMS Health sales figures exclude certain customary discounts and incentives.

About Akorn, Inc.

Akorn, Inc. is a niche specialty pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois, Somerset, New Jersey, and Paonta Sahib, India where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

About Sofgen Pharmaceuticals, LLC

Sofgen was established in Florida as a specialized developer and manufacturer of niche pharmaceutical products with high barriers to entry. Sofgen is part of the Procaps Group, which has a manufacturing network with facilities throughout North and South America, with a wealth of experience in soft capsules and related delivery technologies and serving customers within the health sector in 50 different countries around the globe.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of certain charges and expenses, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

CONTACT:
At the Company:
Akorn, Inc.
Tim Dick, Chief Financial Officer
(847) 279-6150